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                               Exhibit 10(d)(vii)

                                LETTER AGREEMENT


November 7, 1997


Crown Crafts, Inc.
1600 RiverEdge Parkway
Suite 200
Atlanta, GA 30328

Attn:  Mr. Robert E. Schnelle, Treasurer

Reference is made to the Revolving Credit Agreement ("Credit Agreement") dated as of August 25, 1995 as amended by that certain amendment dated May 1, 1996 and that certain amendment dated June 28, 1996 between Crown Crafts, Inc. ("Crown Crafts") and Wachovia Bank, N.A. ("Wachovia"), formerly Wachovia Bank of Georgia, N.A. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Whereas, the Borrower is required under Article VII of the Agreement to comply with certain financial covenants regarding the merger, purchase, or acquisition of other Persons.

Whereas, the Borrower has requested that Wachovia waive compliance with Section
7.4 Consolidated Cash Flow Ratio of the Credit Agreement for the period ended 9/28/97.

Now, therefore, pursuant to the request of the Borrower, the Lender agrees to waive compliance with Section 7.4 of Article VII of the Credit Agreement for the quarter ended September 28, 1997. This waiver is subject to the payment of the Amendment Fee as stated below.

Amendment Fee. Crown Crafts agrees to pay Wachovia an amendment fee of $9,000, which shall be earned and paid as of such date.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Wachovia under the Credit Agreement or any related document or agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and any related document ratified and affirmed in all respects and shall continue in full force and effect.

Please indicate your agreement and acceptance by signing a copy of this letter below and returning it to us.

Sincerely,


BY: /S/RICHARD E.S. BOWEN
   -------------------------------------------
Richard E.S. Bowen
Commercial Officer

Agreed and Accepted by: Crown Crafts, Inc.


BY: /S/ROBERT E. SCHNELLE
   -------------------------------------------
Robert E. Schnelle
Chief Accounting Officer, Treasurer